Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated March 31, 2016, is between Kerr-McGee Oil & Gas Onshore LP (“Seller”), a Delaware limited partnership, with offices at 1099 18th Street, Suite 1800, Denver, Colorado 80202, and PetroShare Corp. (“Purchaser”), a Colorado corporation, with offices at 7200 S. Alton Way, Suite B-220, Centennial, Colorado 80112.  Purchaser and Seller are sometimes referred to herein as the “Parties,” or individually as a “Party.”

RECITALS
Seller is the owner of certain interests in and to certain oil and gas Assets, rights and related assets as defined and described herein; and
Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Assets and rights of Seller hereafter described in the manner and upon the terms and conditions set forth herein.

Now, therefore, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the Parties covenant and agree as follows:

ARTICLE 1
 PURCHASE AND SALE

Section 1.1          Purchase and Sale.
At the Closing, but effective as of the Effective Date (as defined in Section 1.3 below), upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets (as defined in Section 1.2 below) and to assume the obligations attributable to the Assets.

Section 1.2          Assets.
Subject to the exclusions set forth in this Agreement, all of the following shall herein be called the “Assets”:
(a)     All of Seller's right, title and interest in, to and under the oil and gas leases described on Exhibit A attached hereto (the “Leases”), insofar as the Leases cover the lands described on Exhibit A (the “Lands”) and the depths described on Exhibit A.
(b)     All of Seller’s right, title and interest in, to and under the well identified on Exhibit B attached hereto (the “Well”), including casing, tubing, pumps, motors, gauges, and valves associated with the Well.
(c)     All of Seller's right, title and interest in and to all oil, gas, natural gas liquids, petroleum, condensate, and associated hydrocarbon substances produced from and after the Effective Date from or attributable to the Well, and all proceeds or accounts receivable resulting from the sale of any such hydrocarbons produced after the Effective Date, specifically including all inventoried and/or stored hydrocarbon production, together with the products refined and manufactured therefrom (“Hydrocarbons”).

(d)     To the extent transferable, Seller's interests in and under all contracts, agreements and instruments by which the Assets are bound, to the extent applicable to the Well, Leases or Lands, including, without limitation, operating agreements, Hydrocarbon purchase, sales, balancing, processing, gathering, treatment, compression and transportation agreements, surface agreements, and all other executory contracts and agreements to the extent applicable to the Leases, Lands, Well or Hydrocarbons, including those contracts listed on Exhibit C attached hereto (the “Contracts”).
(e)     All of Seller’s undivided right, title and interest in and to all equipment, machinery, fixtures, heaters, treaters, gathering lines, flow lines, gas lines, water lines, vessels, tanks, boilers, flares or vapor recovery units, separators, platforms, machinery, tools, treating equipment, pipelines, power lines, telephone and communication lines, transportation and communication facilities, and other tangible personal property and improvements located on and used or held for use solely in connection with the operation of the interests described in Section 1.2(a) through (d) (the “Equipment”).
(f)     To the extent transferable, Seller's interest in all the easements, permits, licenses, approvals, servitudes, and rights of way listed on Exhibit D attached hereto (the “Easements”).
(g)     All of Seller's production payment and accounting records, regulatory and administrative records, title opinions, ownership decks, well files and other records related to or associated with the Lands, Leases, Well, and Contracts, but excluding (A) any records to the extent disclosure or transfer is restricted by any third party license agreement or other third party agreement or applicable law, (B) computer software, and (C) all Seller's legal records and legal files and all other work product or attorney-client communications with any of Seller's legal counsel (other than title opinions and Contracts) (subject to such exclusions, the foregoing shall be referred to as the “Records”).

Section 1.3          Effective Date.
The effective date of the conveyance of the Assets is January 1, 2016 (the “Effective Date”). Except as otherwise specifically provided herein, Purchaser shall be entitled to all production of Hydrocarbons from or attributable to the Assets from and after the Effective Date (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets from or after the Effective Date, and shall be responsible for all Property Costs incurred from and after the Effective Date.  Seller shall be entitled to all production of Hydrocarbons from or attributable to Assets prior to the Effective Date (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Date, and shall be responsible for all Property Costs incurred prior to the Effective Date.
For purposes of this Agreement, the term “Property Costs” means all operating expenses and capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business, including (i) costs incurred in the ordinary course of production, processing or other operations related to the Assets, (ii) royalty payments, (iii) costs for the maintenance of any Asset, and (iv) costs of any exploration or development activities on the Assets or related to drilling, completion, recompletion, or workover activities on wells located on the Assets.

Section 1.5          Conveyance.
Seller shall convey the Assets to Purchaser at the Closing by an Assignment, Conveyance and Bill of Sale in the form of Exhibit E attached hereto (the “Conveyance”).

Section 1.6          Well Proposals.
Purchaser acknowledges that Seller has elected to participate in the Marcus LD 11-379 HN and Marcus LD 11-380 HN wells located in Section 11 of Township 1 South, Range 67 West proposed by Great Western Operating Company and that Seller has provided the well proposals to Purchaser.  Purchaser agrees to assume all obligations related to such wells.

ARTICLE 2
 PURCHASE PRICE

Section 2.1          Purchase Price.
The purchase price for the Assets shall be One Million One Hundred Eighty Thousand Five Hundred Forty Seven Dollars ($1,180,547) (the “Purchase Price”), subject to adjustment as set forth in this Agreement including, without limitation, Section 2.3 below, payable at Closing by wire transfer of immediately available funds.

Section 2.2          Closing.
Upon the terms and subject to the conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing”) will take place at 4:00 p.m., at the offices of Seller on March 31, 2016, or at such other time or at such other place as shall be agreed upon by the Parties. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

Section 2.3          Determination of Adjusted Purchase Price.
The Purchase Price shall be adjusted (without duplication) as follows and the resulting amount shall herein be called the “Adjusted Purchase Price”:
(a)     The Purchase Price shall be adjusted upward by the aggregate amount of all Property Costs accruing to the Assets and paid by Seller after the Effective Date.
(b)     The Purchase Price shall be adjusted upward by an amount equal to the value of Seller's interest in all merchantable oil or condensate produced from the Assets and in storage above the pipeline connection at the Effective Date (value to be actual contract price in effect as of the Effective Date net of any applicable royalties, gravity adjustments and production, severance or sales taxes).
(c)     The Purchase Price shall be adjusted upward by an amount equal to all pre-paid expenses paid by Seller with respect to the ownership or operation of the Assets and not yet applied as of the Closing Date.
(d)     The Purchase Price shall be adjusted downward by the aggregate amount of the following described proceeds received by Seller after the Effective Date: (i) proceeds from the sale of oil, gas or other associated minerals produced after the Effective Date from the Assets (net of any production royalties, transportation costs and of any production, severance or sales taxes not reimbursed to Seller by the purchaser of production); (ii) for the sale, salvage or other disposition after the Effective Date of any property, equipment or rights included in the Assets; and (iii) otherwise arising from the ownership of the Assets after the Effective Date.

Section 2.5          Final Settlement Statement.
As soon as reasonably practical after the Closing, but no later than the 120th day following the Closing Date, Seller will prepare and deliver to Purchaser a statement (the “Final Settlement Statement”) setting forth the final calculation of the Adjusted Purchase Price including all of the adjustments made to the Purchase Price together with an explanation of how each adjustment was calculated. Seller will deliver to Purchaser reasonable documentation supporting the calculations set forth on the Final Settlement Statement. The Final Settlement Statement will become final and binding on Seller and Purchaser as to the Adjusted Purchase Price on the 30th day following the date the Final Settlement Statement is received by Purchaser, unless prior to such 30th day Purchaser delivers to Seller notice of its disagreement with the adjustments to the Purchase Price set forth in the Final Settlement Statement, together with proposed changes thereto. If Purchaser has delivered a notice of disagreement, then the Final Settlement Statement will become final and binding upon written agreement between Purchaser and Seller resolving all disagreements between Purchaser and Seller. If the Final Settlement Statement has not become final and binding by the 60th day following its receipt by Purchaser, then Purchaser's disagreement will be submitted to determination by the Accounting Expert.  For purposes of this Agreement, the “Accounting Expert” means a national accounting firm selected by mutual agreement of Purchaser and Seller.  If the Parties cannot agree on the Accounting Expert, they will request that the Institute for Conflict Prevention and Resolution select an Accounting Expert that does not represent, and has not recently represented, either Party.  The determination of the Final Settlement Statement by the Accounting Expert will be completed within 30 days and will be final and binding upon Purchaser and Seller as to the actual Adjusted Purchase Price.  Seller and Purchaser agree to provide all data, documents and information requested by the Accounting Expert in a timely manner. Within ten days after the date the Final Settlement Statement has become final and binding (the “Final Settlement Date”), Purchaser will pay to Seller the amount, if any, by which the Adjusted Purchase Price exceeds the Purchase Price, or Seller will pay to Purchaser the amount, if any, by which the Purchase Price exceeds the Adjusted Purchase Price.

Section 2.6          Deliveries at the Closing.
At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)     the Parties shall execute, acknowledge and deliver the Conveyance in sufficient counterparts for recording in Adams County, Colorado;
(b)     Purchaser shall deliver or cause to be delivered to Seller the Purchase Price by wire transfer of immediately available funds to an account specified by Seller;
(c)     Seller shall execute and deliver to Purchaser the statements described in Treasury Regulation 1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Internal Revenue Code;

(d)     Purchaser and Kerr-McGee Gathering LLC shall execute a Base Contract for Wellhead Gas Purchase;
(e)     Purchaser and Seller shall execute all documents necessary to transfer operations on Seller-operated Assets to Purchaser; and
(f)     Seller and Purchaser shall take such other actions and deliver such other documents as are contemplated by this Agreement.

Section 2.7          Suspended Revenues.
At the Final Settlement Date, Seller shall transfer, assign and deliver to Purchaser all funds held in suspense associated with the Assets and Purchaser’s records relating to such funds.  From and after the Final Settlement Date, Purchaser shall assume all responsibility for maintenance and distribution of such funds.

ARTICLE 3
 REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

Section 3.1          Disclaimers.
EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THIS ARTICLE 3 AND IN THE CONVEYANCE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ORAL OR WRITTEN, AS TO (I) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (II) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (III) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, OR (IV) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING EQUIPMENT AND OTHER TANGIBLE PROPERTY IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE.

Section 3.2          Existence and Qualification.
Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware, and Seller is duly qualified to do business in Colorado.

Section 3.3          Power and Authorization.
Seller has the power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Seller.

Section 3.4          Enforceability.
This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at Closing will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.5          Litigation.
As of the date of this Agreement, there are no actions, suits or proceedings pending or, to Seller's knowledge, threatened, before any court or other governmental, regulatory or administrative court, authority, agency, panel or commission (“Governmental Entity”) with respect to the Assets. There are no actions, suits or proceedings pending, or to Seller's knowledge, threatened, before any court or other Governmental Entity against Seller which are reasonably likely to impair Seller's ability to perform its obligations under this Agreement or any document required to be executed and delivered by Seller at Closing.

Section 3.6          Taxes and Assessments.
(a)     To Seller's knowledge, Seller has (giving effect to all extensions obtained) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by it with respect to the Assets, and all such Tax Returns are true, correct and complete in all material respects and timely paid or there has been paid on its behalf all material Taxes due and payable with respect to the Assets.
(b)     To Seller's knowledge, there are no liens for Taxes upon the Assets except for statutory liens for current Taxes not yet due or liens for Taxes being contested in good faith.
(c)     To the knowledge of Seller, no federal, state, local or foreign audits, reviews or other administrative proceedings or court proceedings exist or have been initiated with regard to any Taxes or Tax Returns relating to the Assets, and none of Seller or its subsidiaries has received any written notice of such an audit.
(d)     For purposes of this Agreement, the following terms shall have the meanings ascribed to them:
(i)     “Tax Return” means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes or any other similar report, statement, declaration, or document required to be filed under applicable Tax Law, including any attachments, exhibits or other materials submitted with any of the foregoing and including any amendments or supplements to any of the foregoing.

(ii)     “Tax” or “Taxes” means all taxes, charges, levies, fees, or other assessments imposed by any federal, state, local or foreign Tax Authority, including, but not limited to, any income, gross income, gross receipts, profits, capital stock, franchise, business, withholding payroll, social security, workers’ compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, service, sales, use, license, lease, transfer, import, export, value added, goods and services, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax), and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.
(iii)    “Tax Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax and the agency (if any) charged with the collection or administration of such Tax for such entity.
(iv)    “Tax Law” means the law (including any applicable regulations or any administrative pronouncement) of any Governmental Entity relating to any Tax.

Section 3.7          Compliance with Laws.
To Seller's knowledge, the Assets have been operated in material compliance with all applicable statutes, rules, regulations and ordinances of Governmental Entities, except such failures to comply as would not, individually or in the aggregate, have a material adverse effect.

Section 3.8          Consents and Preferential Purchase Rights.
To Seller’s knowledge, none of Assets are subject to any preferential rights to purchase which would become exercisable as a result of the transactions contemplated by this Agreement, and except as set forth on Schedule 3.8, to Seller’s knowledge, no third-party consents to assignment are required with respect to the transactions contemplated by this Agreement, except consents and approvals of assignments by Governmental Entities that are customarily obtained after Closing.

ARTICLE 4
 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants as follows:

Section 4.1          Existence and Qualification.
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado, and Purchaser is duly qualified to do business in Colorado.

Section 4.2          Power and Authorization.
Purchaser has the power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser.

Section 4.3          Enforceability.
This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.4           Litigation.
There are no actions, suits or proceedings pending, or to Purchaser's knowledge, threatened, before any court or other Governmental Entity against Purchaser which are reasonably likely to impair Purchaser's ability to perform its obligations under this Agreement or any document required to be executed and delivered by Purchaser at Closing.

Section 4.5          Independent Investigation.
Purchaser acknowledges and affirms that (a) it has completed its independent investigation, verification, analysis and evaluation of the Assets and (b) it has made all such reviews and inspections of the Assets as it deems necessary or appropriate. Except for the representations and warranties expressly made by Seller in Article 3 of this Agreement and in the Conveyance, Purchaser acknowledges that there are no representations or warranties, express or implied, as to the Assets or prospects thereof, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser will rely solely upon its own independent investigation, verification, analysis and evaluation.

ARTICLE 5
 COVENANTS

Section 5.1          Post Closing Production Receipts.
Seller shall be entitled to all proceeds of Hydrocarbon production attributable to the Assets for the periods of time prior to the Effective Date, and Purchaser shall be entitled to all proceeds of Hydrocarbon production attributable to the Assets for periods of time from and after the Effective Date. Should either Party receive proceeds from Hydrocarbon production from the Assets to which the other Party is entitled (which proceeds have not previously been the subject of Purchase Price adjustments pursuant to Article 2 or otherwise), the receiving Party shall pay over such proceeds to the entitled Party not later than 30 days after its receipt of such proceeds.

Section 5.2          Records.
(a)     Within five business days of the Closing, Seller shall make the originals or copies of its Records in respect of the Assets available for pickup by Purchaser; provided that Seller shall have the right to keep copies of such Records.  Purchaser agrees that it shall preserve and keep all Records in respect of the Assets that relate to periods prior to the Closing, or to matters for which Seller may be required to provide indemnification hereunder, for a period of seven years from the Closing Date (or any longer period required by applicable law or until the final resolution of any matters for which Seller may be required to provide indemnification hereunder), and shall give Seller, at its sole cost, reasonable access to such Records during normal business hours.

(b)     Subject to applicable law and any applicable contractual restrictions, if following the Closing a Party (or its affiliates) is in possession of any information relating to the Assets which the other Party requires in order to prepare documents required to be filed with Governmental Entities or its financial statements, such Party shall furnish such information to the other Party as soon as reasonably practicable following a written request for such information.

Section 5.3          Crude Oil Purchase Agreement.
Purchaser agrees to negotiate in good faith an agreement with Anadarko Wattenberg Oil Complex LLC for the gathering and purchase of crude oil that incorporates the terms set forth on Exhibit F attached hereto and such mutually acceptable additional terms as may be required.

ARTICLE 6
TAX MATTERS

Section 6.1          Cooperation.
Purchaser and the Seller covenant and agree that subsequent to the Closing, upon reasonable notice and during normal business hours, they will (a) give the other Party and its representatives information, books and records relevant to the Assets, to the extent necessary to enable the other party to prepare its Tax Returns or determine the amount of any Tax benefit the requesting Party may be entitled to receive pursuant to this Agreement, and (b) provide the other Party with such information, books and records as may reasonably be requested in connection with any Tax Return, inquiry, election, audit or other examination by any Tax Authority, or judicial or administrative proceedings relating to liability for Taxes with respect to the Assets.

Section 6.2          Sales Taxes and Assessments.
All sales, use, transfer and similar taxes or assessments (including duties, levies and other governmental charges incurred by or imposed on the Parties with respect to the property transfers or other transactions undertaken pursuant to this Agreement) arising from or payable by reason of the conveyance of the Assets to Purchaser (“Transfer Taxes”) will be borne by Purchaser. Seller will determine, and Purchaser will cooperate with Seller in determining the amount of any Transfer Taxes, if any, that is due in connection with the transactions contemplated by this Agreement and Purchaser agrees to pay any such Transfer Tax to Seller or to the appropriate Governmental Entity. If any of the transactions contemplated by this Agreement are exempt from any such Transfer Taxes upon the filing of an appropriate certificate or other evidence of exemption, Purchaser will timely furnish to Seller such certificate or evidence.

Section 6.3          Ad Valorem and Other Taxes.
Ad valorem, real property, personal property, severance, production, and similar Taxes attributable to the Properties (“Property Taxes”) shall be prorated as of the Effective Time (as determined pursuant to the following sentences), with the portion of Property Taxes attributable to the period ending immediately prior to the Effective Time being allocated to Seller, and the portion of Property Taxes attributable to the period beginning at the Effective Time being allocated to Purchaser.  The Parties understand and agree that Property Taxes based on production during a calendar year, including any severance Taxes, shall be prorated based upon production before and at and after the Effective Time.  Thus, for example, tax year 2015 taxes (based on 2014 production and paid in 2016) are solely the responsibility of Seller under this Section, and tax year 2016 taxes (based on 2015 production and paid in 2017) shall be prorated based upon production before the Effective Time (which shall be the responsibility of Seller) and at and after the Effective Time (which shall be the responsibility of Purchaser).  Seller shall file Tax Returns for tax year 2016 Property Taxes.

ARTICLE 7
ASSUMPTION OF LIABILITIES AND INDEMNIFICATION

Section 7.1          Purchaser's Assumption of Liability.
From and after the Closing, Purchaser shall assume and pay, perform, fulfill and discharge and release Seller from (a) all Damages relating to environmental conditions in, on or under the Assets, including without limitation any and all liability for (i) ground water contamination, (ii) Naturally Occurring Radioactive Materials, (iii) man-made material fibers, or (iv) the obligation to plug and abandon the Well and reclaim the Well site (collectively, the “Assumed Environmental Liabilities”) and (b) all obligations of Seller arising under the Leases, Contracts, Easements and applicable Law with respect to the Assets (the “Other Liabilities”), whether the Assumed Environmental Liabilities or Other Liabilities are attributable to the period of time, before, on and after the Effective Date.

Section 7.2          Indemnification.
(a)            From and after Closing, subject to Section 7.2(b) and the other provisions of this Article 7, Purchaser shall indemnify, defend and hold harmless Seller from and against all Damages incurred or suffered by Seller:
(i)     caused by or arising out of or resulting from Purchaser’s breach of any of Purchaser’s covenants or agreements contained in this Agreement, and
(ii)    caused by or arising out of or resulting from any breach of any representation or warranty made by Purchaser contained in Article 4 of this Agreement.
(b)            From and after Closing, subject to the other provisions of this Article 7, Seller shall indemnify, defend and hold harmless Purchaser from and against all Damages incurred or suffered by Purchaser:
(i)     caused by or arising out of or resulting from Seller’s breach of any of Seller’s covenants or agreements contained in this Agreement, and
(ii)    caused by or arising out of or resulting from any breach of any representation or warranty made by Seller contained in Article 3 of this Agreement.
(c)     The term “Damages” for purposes of this Agreement shall mean the amount of any actual liability, loss, cost, expense, claim, award or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts, or otherwise, including reasonable fees and expenses of attorneys, consultants, accountants or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity. In no event shall either Party be liable to the other Party for any exemplary, punitive, special, indirect consequential, remote or speculative damages; provided, however, that if any Indemnified Person is held liable to a third party for any of such damages and the Indemnifying Person is obligated to indemnify the Indemnified Person hereunder for the matter that gave rise to such damages, then the Indemnifying Person shall be liable for and obligated to reimburse the Indemnified Person for such damages.

Section 7.3          Indemnification Actions.
All claims for indemnification under Section 7.2 shall be asserted and resolved as follows:
(a)     For purposes of this, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person or Persons having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article 7, and the term "Indemnified Person" when used in connection with particular Damages shall mean the Person or Persons having the right to be indemnified with respect to such Damages by another Person or Persons pursuant to this Article 7.
(b)     To make claim for indemnification under Section 7.2, an Indemnified Person shall in good faith notify the Indemnifying Person of its claim under this Section 7.3, including the specific details and evidence of and specific basis under this Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 7.3 shall not relieve the Indemnifying Person of its obligations under Section 7.2 except to the extent such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise materially prejudices the Indemnifying Person’s ability to defend against the Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.
(c)     In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have 10 days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its liability to defend the Indemnified Person against such Claim under this Article 7. If the Indemnifying Person does not notify the Indemnified Person within such 10-day period whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, it shall be conclusively deemed obligated to provide such indemnification hereunder. The Indemnified Person is authorized, prior to and during such 10-day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.
(d)     If the Indemnifying Person admits its obligation, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim. The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in a commercially reasonable manner in contesting any Claim which the Indemnifying Person elects to contest and in determining whether to assert any counterclaim or cross-complaint against any Person. The Indemnified Person may at its own expense participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 7.3(d). An Indemnifying Person shall not, without the written consent of the Indemnified Person, settle any Claim or consent to the entry of any judgment with respect thereto which (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(e)     If the Indemnifying Person does not admit its obligation or admits its obligation but fails to diligently defend or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation and assume the defense of the Claim at any time prior to settlement or final determination thereof.  If the Indemnifying Person has not yet admitted its obligation to provide indemnification with respect to a Claim, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for 10 days following receipt of such notice to (i) admit in writing its obligation to provide indemnification with respect to the Claim and (ii) if its obligation is so admitted, reject, in its reasonable judgment, the proposed settlement. If the Indemnified Person settles any Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation in writing and assumed the defense of the Claim, the Indemnified Person shall be deemed to have waived any right to indemnity therefor.
(f)     In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have 30 days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages or (iii) dispute the claim for such Damages. If the Indemnifying Person does not notify the Indemnified Person within such 30-day period that it has cured the Damages or that it disputes the claim for such Damages, the Indemnifying Person shall be conclusively deemed obligated to provide such indemnification hereunder.

Section 7.4          Limitation on Actions.
(a)     The representations and warranties of the Parties in Article 3 and Article 4 and the covenants and agreements of the parties contained in Article 5, shall survive the Closing for a period of six months after the Closing Date, at which time they will expire, except as otherwise provided below. Representations and warranties of either party regarding Tax matters shall survive until the expiration of the applicable statute of limitations period.  The remainder of this Agreement shall survive the Closing without time limit, except as may otherwise be expressly provided herein. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to a breach of a representation, warranty, covenant or agreement prior to its expiration date.

(b)     The indemnities in Sections 7.2(a)(i), 7.2(a)(ii), and 7.2(b)(ii) shall terminate as of the expiration date of each respective representation, warranty, covenant or agreement, that is subject to indemnification thereunder, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.  The indemnities in Section 7.2(a)(i) shall continue without time limit, subject to the applicable statute of limitations for filing an action.
(c)     The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article 7 shall be reduced by the amount of insurance proceeds actually received by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs).

ARTICLE 8
 MISCELLANEOUS

Section 8.1          Notices.
All notices and other communications hereunder must be in writing and will be effective upon receipt. Notice must be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the Party as specified by like notice), (ii) by reliable overnight courier service to the appropriate address as set forth below (or at such other address for the Party as specified by like notice), or(iii) by email with read receipt, with follow-up copy by reliable overnight courier service the next business day:
if to Seller, to:
Kerr-McGee Oil & Gas Onshore LP
1099 18th Street, Suite 1800
Denver, Colorado 80202
Attn: Wattenberg Land Manager
Telephone:  720.929.6178
Email: patrick.mcgraw@anadarko.com

if to Purchaser, to:
PetroShare Corp.
200 S. Alton Way, Suite B-220
Centennial, Colorado 80112
Attn: Frederick J. Witsell
Telephone:  303.500.1160
Email: fwitsell@PetroShareCorp.com

Section 8.2          Counterparts.
This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument.  This Agreement must be manually executed, but the exchange of copies of this Agreement and of manually executed signature pages by electronic mail as an attachment in portable document format shall constitute effective delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  This Agreement shall not be effective until both Parties have executed and delivered a counterpart.

Section 8.3          Entire Agreement; Assignment.
(a)            This Agreement, the exhibits hereto and the documents and certificates delivered in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.
(b)            This Agreement shall not be assigned by a Party by operation of law or otherwise.

Section 8.4          Governing Law.

This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, without regard to any applicable conflicts of law principles.  The Parties expressly and irrevocably (a) consent to the exclusive jurisdiction of the federal or state courts sitting in the City and County of Denver, (b) agree not to bring any action related to this Agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts), and (c) agree not to object to venue in such courts or to claim that such forum is inconvenient. Final judgment by such courts shall be conclusive and may be enforced in any manner permitted by law.

Section 8.5          Waiver of Jury Trial.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Section 8.6          No Merger.
None of the provisions of this Agreement shall be deemed to have merged with any assignment or other instrument hereafter executed.

Section 8.7           Publicity.
Neither Party shall issue any press release or other announcement with respect to the transactions contemplated by this Agreement without prior written notice to the other Party, and any press release or other announcement may be issued only after giving the other Party a reasonable opportunity to consult with respect to the content thereof.

Section 8.8          Binding Nature; No Third Party Beneficiaries.
This Agreement shall be binding upon and inure solely to the benefit of each Party and its permitted successors and assigns, and except as otherwise expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.9          Severability.
If a court of competent jurisdiction determines that any term, condition or provision of this Agreement is void, illegal, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall remain in full force and effect, and the terms, conditions and provisions that are determined to be void, illegal, unenforceable or unconscionable shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provisions eliminated; provided, however, that notwithstanding the foregoing, if the removal of such provisions destroys the material purpose of this Agreement, this Agreement shall no longer be of any force or effect.

Section 8.10          Interpretation.
For purposes of interpreting the provisions of this Agreement, the Parties acknowledge and agree that: (i) this Agreement is the result of negotiations between the Parties, and their respective counsel; (ii) the Parties are deemed to have equal bargaining power and position; (iii) the Parties are deemed to have drafted this Agreement jointly; and (iv) the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

Section 8.1          Construction.
As used in this Agreement, “including” (or similar terms) shall be deemed followed by “without limitation” and shall not be deemed to be limited to matters of a similar nature to those enumerated. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PETROSHARE CORP. By: /s/ Frederick J. Witsell Name: Frederick J. Witsell Title: President	KERR-MCGEE OIL & GAS ONSHORE LP By: /s/ Michael A. Nixson Name: Michael A. Nixson Title: Attorney-in-Fact

EXHIBIT A
LEASE SCHEDULE

Attached to that certain Purchase and Sales Agreement dated March 31st, 2016 by and between Kerr McGee Onshore O&G LP and PetroShare Corp.

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1235133000	Loretta W. Moore	Amoco Production Company	T1S	R67W	Sec. 10: E2NE Limited to those depths and formations below the base of the Sussex formation	Adams	CO	2/25/1975	1972/465
1234978000	Jess Paul Haller and Georgia Haller	Amoco Production Company	T1S	R67W
Sec. 10: That part of the North One-Half (N/2) described as follows:  Beginning at the North quarter corner of said Section 10; thence East along the North line of said Section 10 a distance of 232.0 feet; thence South and parallel to the North-South Center Line of said Section 10 a distance of 950.0 feet; thence West parallel to said North line of said Section 10 a distance of 232.0 feet to a point on the North-South centerline of said Section 10; thence North along said centerline a distance of 713.0 feet; thence West and parallel to the North line of said Section 10 a distance of 53.0 feet; thence North and parallel to said centerline to Section 10 a distance of 237.0 feet to a point on said North line of Section 10; thence East along said North line a distance of 53.0 feet to the point of beginning:

As to that portion of the above tract in the NWNE of Section 10 (5.0597 acres):
Limited to those depths and formations below the base of the Shannon formation.

As to that portion of the above tract in the NENW of Section 10 (.2884 acres):
 Limited to those depths and formations below the base of the Sussex formation.
						Adams	CO	7/29/1975	2019/872
1234377000	John H. Ehler	Amoco Production Company	T1S	R67W	Sec. 10: W2NESE, W2SE, SESE Limited to those depths and formations below the base of the Shannon formation	Adams	CO	2/21/1975	1972/467

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1234939000	The Federal Land Bank of Wichita	THE ANSCHUTZ CORPORATION INC	T1S	R67W	Sec. 10: W2NE Limited to the "J" Sandstone formation	Adams	CO	11/18/1970	1650/107
1234948000	Faires S. Weinant and Kay Weinant	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 2, Block 14. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/431
1234949000	Virgil L. Kuskie and Erna L. Kuskie	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 2, Block 8. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/436
1234950000	Gayle D. Fortin and Elna F. Fortin	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 4 & 5, Block 10 less vacant street adjacent on East to Lot 5; and the North 100' of Lot 4, Block 11 less vacant street adjacent on the East.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/29/1975	2013/438
1234951000	Curtis B. Griebel and Lois I. Griebel	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 7, Block 14. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/440
1234952000	Emil Mariucci and Florence M. Mariucci	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 4, Block 7. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/442
1234953000	Robert D. Willox and Jeanette K. Willox	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lots 2 & 3, Block 7. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/444
1234940000	Calvin W. Caywood and Joan E. Caywood	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 5-8, Block 4, and Lots 1-4, Block 9. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/448
1234941000	John F. Hartner and Linda D. Hartner	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 4 & 5, including vacant street adjacent to Lot 5 to the South, Block 13.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/29/1975	2013/450

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1234942000	W. Fred Wilder and Mabel T. Wilder	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 7, Block 6. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/452
1234943000	Kenneth W. Walker and Lawanna D. Walker	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 1, Block 5. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/454
1234944000	Otto A. Bode and Clara A. Bode	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 6, Block 14. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/456
1234945000	Margaret M. Janich	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 6, Block 5. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/458
1234946000	Robert C. Yale and Joan G. Yale	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 5, Block 5. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2013/460
1234947000	William Duran and Mary C. Duran	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 2 & 7, Block 13, including vacant street adjacent to Lot 7 to the South.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/29/1975	2013/462
1234958000	Don A. Jones and Marjorie J. Jones	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as: Lots 1-4, Block 6; Lot 5, Block 7; and in Hi-Land Acres Third Filing described as: Lot 2 and the South 340' of Lots 3 and 4 together with all vacant West Half of Elmira Street adjacent to Lot 4 on the East, Block 11; And the vacant street between Blocks 10 and 13 except the West 25' of the North 150'.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/29/1975	2014/798
1234959000	David Donald Moore and Sarah C. Moore	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 8, Block 9. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2014/800

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1234960000	George Z. Janich and Dorothy J. Zanich (Janich)	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 3 & 6, Block 10, and the North 100' of Lot 3, Block 11.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/29/1975	2014/802
1234961000	Guy M. Smith and Grace E. Smith	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 8, Block 5. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2014/804
1234962000	Herbert and Loetta B. Taylor	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 1, Block 1, and Lots 4-6, Block 2. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2014/806
1234963000	Tom S. Yamamoto and Elizabeth T. Yamomoto	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 5, Block 8. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2014/808
1234954000	William P. Renner, Jr. and Sandra S. Renner	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 3, Block 3. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2014/810
1234955000	Walter L. Smith and Jacqueline Smith	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 3 & 6 and vacant street adjacent to Lot 6 to the South, Block 13.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/29/1975	2014/812
1234956000	Don D. Hazard and Dorothy L. Hazard	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 7, Block 3. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2014/814
1234957000	Eugene J. Day and Joan M. Day	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 1, Block 3. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2014/816
1234964000	Esequio W. and Annette J. Carillo	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 3, Block 1. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2016/585

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1234965000	Harold F. Zinn and Donna D. Zinn	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 5 & 6, Block 9. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2016/587
1234966000	Jackie M. Crawford and Barbara A. Crawford	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 5, Block 14. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2016/589
1234967000	Herman J. and Eula F. Reigenborn	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 1, Block 2. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2016/591
1234968000	William L. Galey, Jr. and Bonita A. Galey	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 7, Block 9. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2016/593
1234969000	Baysinger Brothers Construction Co.	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 5, Block 3. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2016/595
1234970000	Bernice C. Reid	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 3, Block 14. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2016/597
1234971000	Emilio L. Brito and Corine Brito	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 4, Block 4. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2019/858
1234972000	Donald R. Ward and Vagola B. Ward	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lots 6-8, Block 7. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2019/860
1234973000	Carl H. Rolfsmeyer and Lois J. Rolfsmeyer	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 2, Block 3. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2019/862

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1234974000	George H. Douglas and Barbara E. Douglas	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 8, Block 6. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2019/864
1234975000	Lynn C. Nick and Wilma J. Nick	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 1 & 8, Block 10, and Lot 1, Block 11. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2019/866
1234976000	Howard G. Herbeck	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 2, Block 1. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2019/868
1234977000	Maurice L. Wakefield and Linda F. Wakefield	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 4, Block 1. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2019/870
1234979000	Carroll A. Kaatz and June L. Kaatz	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lots 3 & 4, Block 5. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2023/916
1234980000	Jerome L. Jarmin and Catherine Sue Jarmin	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 1, Block 4. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2023/918
1234981000	Tom S. Yamamoto and George K. Yamomoto	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 1, Block 7. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2023/920
1234982000	Francis A. Petty and Rosemary E. Petty	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lots 2 & 3, Block 4. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	7/29/1975	2029/530
1234984000	Vincint L. Langfield and Mary L. Langfield	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 4, Block 14. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2029/532

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1234985000	Leon J. Dlug and Patricia L. Dlug	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lot 7, Block 5. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2029/534
1234986000	Pleasant D. Vickrey and Karen J. Vickrey	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 4, Block 3. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	7/29/1975	2029/536
1234987000	Ronald V. Baker and Margaret S. Baker	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 1 and 8, Block 13, except vacant street on West, and including vacant street on the South side of Lot 8, Block 13.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/29/1975	2029/538
1234988000	Teruaki Yamamoto	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 4, Block 8. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	7/29/1975	2029/540
1234989000	Alfred B. Federico and Mary S. Federico	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lots 5 & 6, Block 6. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	7/29/1975	2029/542
1234990000	Hi-Land Acres Water and Sanitation District	Amoco Production Company	T1S	R67W
Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as All of Block 12, being the South 440' of the East 635' of W2NE.
 Limited to those depths and formations below the base of the Sussex formation
						Adams	CO	7/28/1975	2029/544
1234992000	Darrell D. Carver and Jeanette L. Carver	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 2 & 7, Block 10. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	7/29/1975	2046/101
1234991000	Robert L. O'Toole and Linda J. O'Toole	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 2, Block 2. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	7/29/1975	2046/103
1234983000	Grover O. Kelly and Wilma J. Kelly	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 3, Block 2. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	7/29/1975	2056/69

KMG FILE #	LESSOR	LESSEE	TWP	RANGE	SECTION - DESCRIPTION	COUNTY	STATE	EFFECTIVE DATE	BK/PG REC. NO.
1234993000	Steven W. Piper and Janet C. Piper	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 3, Block 8. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	1/22/1976	2058/11
1234996000	Kenneth L. Kuhns and Elizabeth Booz Kuhns	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Third Filing described as Lots 1 & 8, Block 14. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	12/4/1983	2835/416
1234995000	Frederick H. Brinkerhoff and Ellen R. Brinkerhoff	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 6, Block 3. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	12/2/1983	2835/418
1234994000	Jerry Satriano and Marisa G. Satriano	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 1, Block 8. Limited to those depths and formations below the base of the Sussex formation.	Adams	CO	12/2/1983	2835/420
1234997000	Charles E. Auer and Mary F. Auer	Amoco Production Company	T1S	R67W	Sec. 10: That part of the W2NE in Hi-Land Acres Second Filing described as Lot 2, Block 5. Limited to those depths and formations below the base of the Sussex formation	Adams	CO	12/2/1983	2843/904
1235166000	Robert E. Korsa and Merna M. Korsa	Paul V. Hoover	T1S	R67W	Sec 10: E/2NE/4SE/4 Limited, From the Top of the "D" Sandstone formation to the Base of the "J" Sandstone formation	Adams	CO	03/26/1971	1692/211
1362025000	Anadarko Land Corp. and Anadarko E&P Onshore LLC	Kerr-McGee Oil & Gas Onshore LP	T1S	R67W	Sec 10: The East 40.00 feet of the NE1/4SE1/4 All Depths from the Surface to the Top of the "D" Sand Formation and All depths below the Base of the "J" Sand Formation	Adams	CO	02/24/2016	2016000014318

EXHIBIT B
WELL SCHEDULE

Attached to that certain Purchase and Sales Agreement dated March 31st, 2016 by and between Kerr McGee Onshore O&G LP and PetroShare Corp.

API	Well Name	Unit	Section	TWN	RNG
05-001-07074	Moore LW GU 1	E2	10	1S	67W

EXHIBIT C
CONTRACT SCHEDULE

Attached to that certain Purchase and Sales Agreement dated March 31st, 2016 by and between Kerr McGee Onshore O&G LP and PetroShare Corp.

KMG CONTRACT #	AGREEMENT TYPE	DESCRIPTION	COUNTY	STATE	DATE	PARTY
629740	Declaration of Unitization	1S-R67W-10: E/2	Adams	CO	11/14/1975	Amoco Production Company
629740	Amendment to Declaration of Unitization	1S-R67W-10: E/2	Adams	CO	3/19/1984	Amoco Production Company

EXHIBIT D
EASEMENTS SCHEDULE

Attached to that certain Purchase and Sales Agreement dated March 31st, 2016 by and between Kerr McGee Onshore O&G LP and PetroShare Corp.

KMG FILE #	AGREEMENT TYPE	DESCRIPTION	COUNTY	STATE	DATE	PARTY
1121377000	Right of Way	1S-R67W-10: E2NE 4" well connect pipeline	Adams	CO	1/5/1976	Pandhandle Eastern Pipe Line Company

EXHIBIT E
FORM OF
ASSIGNMENT, CONVEYANCE AND BILL OF SALE
THIS ASSIGNMENT, CONVEYANCE AND BILL OF SALE (this “Assignment”) is dated March 31, 2016, but effective as of 7:00 a.m. Mountain Standard Time January 1, 2016 (the "Effective Date"), and is between Kerr-McGee Oil & Gas Onshore LP, a Delaware limited partnership ("Assignor") with an office at 109918th Street, Suite 1800 Denver, Colorado 80202, and PetroShare Corp. (“Assignee”), a Colorado corporation, with offices at 7200 S. Alton Way, Suite B-220, Centennial, Colorado 80112.  Assignor and Assignee are each also referred to as a “Party.”
            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, conveys, and transfers to Assignee all of Assignor’s right, title, and interest, in and to the following property, interests and rights (collectively, the “Assets”):

(a)      All of Assignor’s right, title and interest in, to and under the oil and gas leases described on Exhibit A attached hereto (the “Leases”), insofar as the Leases cover the lands described on Exhibit A (the “Lands”) and the depths described on Exhibit A.
(b)      All of Assignor’s right, title and interest in, to and under the well identified on Exhibit B attached hereto (the “Well”), including casing, tubing, pumps, motors, gauges, and valves associated with the Well.
(c)      All of Assignor’s right, title and interest in and to all oil, gas, natural gas liquids, petroleum, condensate, and associated hydrocarbon substances produced from and after the Effective Date from or attributable to the Well, and all proceeds or accounts receivable resulting from the sale of any such hydrocarbons produced after the Effective Date, specifically including all inventoried and/or stored hydrocarbon production, together with the products refined and manufactured therefrom (“Hydrocarbons”).
(d)      To the extent transferable, Assignor’s interests in and under all contracts, agreements and instruments by which the Assets are bound, to the extent applicable to the Well, Leases or Lands, including, without limitation, operating agreements, Hydrocarbon purchase, sales, balancing, processing, gathering, treatment, compression and transportation agreements, surface agreements, and all other executory contracts and agreements to the extent applicable to the Leases, Lands, Well or Hydrocarbons, including those contracts listed on Exhibit C attached hereto (the “Contracts”).
(e)      All of Assignor’s undivided right, title and interest in and to all equipment, machinery, fixtures, heaters, treaters, gathering lines, flow lines, gas lines, water lines, vessels, tanks, boilers, flares or vapor recovery units, separators, platforms, machinery, tools, treating equipment, pipelines, power lines, telephone and communication lines, transportation and communication facilities, and other tangible personal property and improvements located on and used or held for use solely in connection with the operation of the interests described in paragraphs (a) through (d) (the “Equipment”).

(f)      To the extent transferable, Assignor’s interest in all the easements, permits, licenses, approvals, servitudes, and rights of way listed on Exhibit D attached hereto.
(g)      All of Assignor’s production payment and accounting records, regulatory and administrative records, title opinions, ownership decks, well files and other records related to or associated with the Lands, Leases, Well, and Contracts, but excluding (A) any records to the extent disclosure or transfer is restricted by any third party license agreement or other third party agreement or applicable law, (B) computer software, and (C) all Assignor’s legal records and legal files and all other work product or attorney-client communications with any of Assignor’s legal counsel (other than title opinions and Contracts).
            SUBJECT TO ALL BURDENS OF RECORD AS OF THE DATE HEREOF.

            TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever.

            This Assignment is made and accepted expressly subject to the following terms and conditions:

1.            Purchase and Sale Agreement Controls.  This Assignment is subject to that certain Purchase and Sale Agreement dated March 31, 2016 by and between Assignor and Assignee (as amended, restated, modified, or supplemented from time to time, the “Agreement”).  Assignor and Assignee intend that the terms of the Agreement remain separate and distinct from and not merge into this Assignment.  If there is a conflict between the terms of this Assignment and the terms of the Agreement, the terms of the Agreement will control to the extent of the conflict.
2.            Special Warranty of Title.  This Assignment is made without representation or warranty of any kind, express, implied, statutory or otherwise; except that Assignor represents and warrants to Assignee that the Assets are free and clear of all liens, claims, encumbrances  and demands of all persons lawfully claiming by, through or under Assignor, but not otherwise.  Assignor gives and grants to Assignee, its successors, and assigns, to the extent so transferable, full power and right of substitution and subrogation in and to all covenants and warranties by others heretofore given or made in respect of the Assets or any part thereof.
3.            Disclaimers.
            (a)      Disclaimers Conspicuous.  The Parties agree that, to the extent required by applicable law to be operative, the disclaimers contained in this Section 3 are “conspicuous” disclaimers for the purposes of any applicable law, rule or order.
            (b)      “As is, Where is” Purchase.  EXCEPT FOR THE SPECIAL WARRANTY OF TITLE IN THIS ASSIGNMENT, THE LEASES AND WELL ARE BEING CONVEYED WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, AND ASSIGNEE HEREBY EXPRESSLY DISCLAIMS, WAIVES AND RELEASES ANY EXPRESS WARRANTY OF MERCHANTABILITY, CONDITION OR SAFETY AND ANY EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND ASSIGNEE ACCEPTS THE ASSETS, “AS IS, WHERE IS, WITH ALL FAULTS, WITHOUT RECOURSE.”  ALL DESCRIPTIONS OF THE WELL, EQUIPMENT, FACILITIES, PERSONAL PROPERTY, FIXTURES AND STRUCTURES HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY ASSIGNOR HAVE BEEN AND SHALL BE FURNISHED SOLELY FOR ASSIGNEE’S CONVENIENCE, AND HAVE NOT CONSTITUTED AND SHALL NOT CONSTITUTE A REPRESENTATION OR WARRANTY OF ANY KIND BY ASSIGNOR.  ASSIGNEE EXPRESSLY WAIVES THE WARRANTY OF FITNESS AND THE WARRANTY AGAINST VICES AND DEFECTS, WHETHER APPARENT OR LATENT, IMPOSED BY ANY APPLICABLE STATE OR FEDERAL LAW.

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            (c)      Inspection.   Assignee has inspected, or waived its right to inspect, the Assets for all purposes, and satisfied itself as to their physical and environmental condition, both surface and subsurface, including conditions specifically relating to the presence, release, or disposal of hazardous materials, solid wastes, asbestos, other man-made fibers, and naturally occurring radioactive materials.  Assignee is relying solely upon its own inspection of the Assets.
4.            Binding Effect.  This Assignment binds and inures to the benefit of the Parties and their permitted successors and assigns.  The covenants and agreements herein shall be covenants that run with the land.
5.            Construction.  In the event an ambiguity or question of intent or interpretation of this Assignment arises, this Assignment shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party as a result of authorship or drafting of any provision of this Assignment.
6.            Severability.  If any term or other provision of this Assignment is invalid, illegal, or incapable of being enforced under any rule of law, all other conditions and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in a materially adverse manner with respect to either Party.
7.             Execution.  This Assignment may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.  Separate assignments of the Leases may be executed on officially approved forms by Assignor to Assignee, in sufficient counterparts to satisfy applicable statutory and regulatory requirements, including assignments of “record” title or “operating rights” with respect to federal Leases.  Those assignments shall be deemed to contain all of the exceptions, reservations, warranties, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignments.  The interests conveyed by such separate assignments are the same, and not in addition to, the Assets conveyed herein.
Signature Page Follows

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Signature Page to Assignment, Conveyance and Bill of Sale
This Assignment is executed the date of the acknowledgment for each Party, but effective as of the Effective Date.
Assignor:
Kerr-McGee Oil & Gas Onshore LP

By____________________________
Name _________________________
Title___________________________

Assignee:
PetroShare Corp.

By____________________________
Name _________________________
Title___________________________

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ACKNOWLEDGMENTS

STATE OF COLORADO	)
	)	ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me this ___ day of March 2016, by _________________, as Agent and Attorney-in-Fact of Kerr-McGee Oil & Gas Onshore LP, a Delaware limited liability company, on behalf of such limited liability company.

Witness my hand and official seal.
(Seal/Stamp)
Notary Public
My commission expires:

STATE OF COLORADO	)
	)	ss.
CITY AND COUNTY OF DENVER	)

The foregoing instrument was acknowledged before me this ___ day of March 2016, by _______________, as __________________ of PetroShare Corp., a Colorado corporation, on behalf of such corporation.
Witness my hand and official seal.
(Seal/Stamp)
Notary Public
My commission expires:

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EXHIBIT F

AWOC/ PetroShare Corp.
Term Sheet
This non-binding term sheet ("Term Sheet") reflects certain terms of a potential transaction (as further defined below, the "Transaction") between Anadarko Wattenberg Oil Complex LLC ("AWOC") and PetroShare Corp. ("PetroShare") and does not contain all matters upon which agreement must be reached for the Transaction to be effectuated. AWOC and PetroShare are collectively referred to herein as the "Parties" or individually as a "Party."

This Term Sheet contains confidential trade proposals and is made solely for purposes of discussions between the Parties of the potential Transaction described herein and does not constitute an offer capable of being accepted and will not give rise to any legally binding obligations between the Parties. Moreover, except as may be expressly provided in any binding written agreement(s) the Parties may enter into in the future with respect to the Transaction, no past or future action, course of conduct, or failure to act relating to the Term Sheet will give rise to or serve as a basis for any obligation or other liability between or among the Parties.

Term	Details
Transaction
PetroShare will deliver their oil product to the Receipt Point. AWOC will purchase the oil product at the Receipt Point

PetroShare agrees to:
•  Deliver oil product from PetroShare's Dedicated Area to the Receipt Point
o   At a pressure sufficient to enter the gathering system
o   At a reasonably uniform daily rate of flow
o   That meets Receipt Point Quality Specifications
•   Sell to AWOC, at the Receipt Point, 100% of PetroShare's allocated oil product produced from the Dedicated Area.
•   Provide a water tank and a reject tank.
•   Provide electricity for operation of the Lease Automatic Custody Transfer (LACT) unit.
•   Reimburse AWOC for the costs of the LACT units and the interconnect to AWOC's gathering system.
•   Provide monthly development plan schedules to AWOC
•   Provide monthly production forecasts to AWOC

AWOC agrees to:
•   Purchase PetroShare's oil product at the Receipt Point
•   Install, own and operate the AWOC LACT meter at each Receipt Point

Effective Date	January 1, 2016
Term	10 Years from the Effective Date, then year to year until terminated by either Party
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Fees and Other Considerations	• AWOC will charge PetroShare a monthly Gathering & Stabilization fee based on a Monthly Average WTI Crude Oil Price ("Fee") as follows:

WTI Monthly Average Crude Oil Price ($/bbl)	<= $40.00	between $40.00 & $60.00	>= $60.00
Gathering & Stabilization Fee Rate ($/bbl)	$2.00	$2.00 + $0.10 for every $1.00 over $40.00 WTI Crude Price	$4.00

•  AWOC will pay PetroShare a weighted average pipeline netback price for their oil, NGI.s and residue gas.
•  This Fee will be adjusted annually based on the change in the CPI-U index. Inno event shall the annual adjustment herein result in a reduction of the Fee in effect as of the Effective Date.
•  PetroShare will pay AWOC its pro rata share of all applicable electric and fuel costs on the gathering system and COSF

Line Fill and Tank Inventory	PetroShare will provide its proportionate share of line fill and tank inventory as required for operation of the gathering system, tankages, and COSF.
Dedication
PetroShare will dedicate to AWOC all oil produced from all depths within 1S67W Section 10, attributable to Producer's and third party's non-operated  Interests which PetroShare, in its capacity as operator of such Interest, has the right or obligation to market ("Dedicated Area").

Receipt Point	Custody transfer will take place at the inlet flange of the LACT meter where crude oil is delivered by PetroShare to AWOC, at a mutually agreed location.
Receipt Point Quality Specifications
Crude oil at the Receipt Points must meet the most stringent downstream pipeline specifications except for Reid vapor pressure (RVP) and API gravity
•   AWOC will accept the crude oil with RVP up to 250 psi
•   AWOC will accept the crude oil with gravity up to 65 API

Confidentiality
The provisions of the Confidentiality Agreement between KMGG and PetroShare dated August 25, 2015 are applicable to this Term Sheet. All terms proposed in this Term Sheet will be treated as Confidential Information.

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